Wyoming Secretary of State

2020 Carey Avenue

Suite 700

Cheyenne, WY 82002-0020

Ph. 307-777-7311

For Office Use Only Ed Murray, WY Secretary of State FILED: May 12 2017 10:24AM Original ID: 2017-000753543

Profit Corporation

Articles of Incorporation

I. The name of the corporation is:

BioNexus Gene Lab Corp.

II. The name and physical address of the registered agent of the corporation is:

Cloud Peak Law Group, P.C.

203 S Main St Ste 3000

Sheridan, WY 82801

III. The mailing address of the corporation is:

203 S. Main St

STE 3000

Sheridan, WY 82801

IV. The principal office address of the corporation is:

203 S. Main St

STE 3000

Sheridan, WY 82801

V. The number, par value, and class of shares the corporation will have the authority to issue are:

Number of Common Shares:

300,000,000

Common Par Value:     $0.0001

Number of Preferred Shares:    30,000,000                     Preferred Par Value:     $0.0010

VI. The name and address of each incorporator is as follows:

Cloud Peak Law Group

203 S. Main St. STE 3000, Sheridan, WY 82801

VII.   Section 1.  Classes of Shares.  The outstanding proprietary interest of the Corporation shall be be divided into two classes of stock, which are collectively referred to herein as “Shares.”  The first shall be a class of common stock, par value $.0001 per share, and the second a class of preferred stock, par value $.001 per share.  (An individual share within the respective classes of stock shall be referred to appropriately as either a “Common Share” or a “Preferred Share.”)  The Corporation has the authority to issue 300,000,000 Common Shares and

30,000,000 Preferred Shares.  The authority of the Corporation to issue shares are limited by resolution of the board of directors of the Corporation (“Board of Directors”) as stated in Section 2 herein.

VIII.  Shares may be issued from time to time for such consideration in money or property (tangible or intangible) or labor or services actually or to be performed as the Board of Directors may determine in their sole judgment and without the necessity of action by the holders of Shares (“Shareholders”).  Common Shares may not be issued in series.  Shares, when issued, are non-assessable.

Fractional Shares may not be issued by the Corporation and, in the event fractional shares are or may become outstanding, the Corporation shall redeem said shares at the then fair value.

IX.

Section 2.  Preferred Shares.  The Board of Directors is authorized to act by resolution, subject to limitations prescribed by the laws of the State of Wyoming, these Articles of Incorporation, the Bylaws of the Corporation (“Bylaws”), and previous resolutions by the Board of Directors limiting this authorization, to provide for the issuance of Preferred Shares in series.  To exercise this authority, the Board of Directors must first designate the series so established, and, secondly, fix and determine the relative rights, preferences, and limitations of the Preferred Shares in the series established to the extent not fixed and determined by this Certificate of Incorporation.  The extent of this authority, with respect to each series established, is to be determined by reference to the Wyoming Corporation Code. Without limiting the generality of the foregoing, this authority includes fixing and determining the following:

X.

1. the number of Preferred Shares which may be issued under the series established, and the designation of such series;  2. the rate of dividend on Preferred Shares of that series, if any, the time of payment of dividends, whether dividends shall be cumulative, and, if cumulative, the date from which dividends shall begin accruing;

3.whether Preferred Shares of that series may be redeemed, and, if redeemable, the redemption price, terms, and conditions of redemption;  4. whether to establish a sinking fund or make other provisions for the redemption or purchase of Preferred Shares of that series;

XI.

5. the amount payable per Preferred Share of that series in the event of the dissolution, liquidation, or winding up of the Corporation, whether voluntarily or involuntarily;  6. voting powers, if any, of the series; 7. the voting rights, if any, with respect to each such share, and  8. whether the series shall have conversion privileges, and, if convertible, the terms and conditions upon which Preferred Shares of that series shall be convertible, including, without limitation, the provision, if any, for adjustment of the conversion rate and the payment of additional amounts by holders of such shares upon the exercise of this privilege.

Signature:               Andrew Pierce                                                  Date:   05/12/2017

Print Name:              Andrew Pierce

Title:                         Authorized Individual

Email:                       reports@cloudpeaklaw.com

Daytime Phone #:     (307) 674-1604

I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-

16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Cloud Peak Law Group

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

I acknowledge having read W.S. 6-5-308.

Filer is:            An Individual                  An Organization

The Wyoming Secretary of State requires a natural person to sign on behalf of a business entity acting as an incorporator or organizer. The following individual is signing on behalf of all Organizers or Incorporators.

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of

Incorporation.

Signature:               Andrew Pierce                                                  Date:   05/12/2017

Print Name:              Andrew Pierce

Title:                         Authorized Individual

Email:                       reports@cloudpeaklaw.com

Daytime Phone #:     (307) 674-1604

Consent to Appointment by Registered Agent

Cloud Peak Law Group, P.C., whose registered office is located at 203 S Main St Ste 3000, Sheridan, WY 82801, voluntarily consented to serve as the registered agent for BioNexus Gene Lab Corp. and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature:               Andrew Pierce                                                  Date:   05/12/2017

Print Name:              Andrew Pierce

Title:                        Authorized Individual

Email:                       reports@cloudpeaklaw.com

Daytime Phone #:     (307) 674-1604

STATE OF WYOMING Office of the Secretary of State

I, ED MURRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

BioNexus Gene Lab Corp.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 12th day of May, 2017 at 10:24 AM.

Remainder intentionally left blank.

Secretary of State

Filed Date: 05/12/2017

Filed Online By: Andrew Pierce on 05/12/2017